FOR IMMEDIATE RELEASE

Pinnacle Foods Inc. Reaffirms Guidance for 2013

Company to Report Q4 Results on March 6, 2014

Parsippany, NJ, February 3, 2014 - In connection with investor meetings the Company is planning to conduct later this week in New York City, Pinnacle Foods Inc. (NYSE: PF) today reaffirmed its outlook for fiscal year 2013 EPS to be at the high end of its guidance range of $1.53 - $1.57, excluding items affecting comparability. In addition, Pinnacle indicated that its retail dollar consumption for the fourth quarter and full year outpaced the performance of the Company’s composite categories.

Details Regarding Q4 2013 Reporting
Pinnacle Foods will release its financial results for the fourth quarter and full year 2013 on March 6, 2014 and will host a conference call at 9:30AM (ET) that morning to discuss the results with members of the investment community.

Investors and analysts may access the call by dialing (866) 793-1344 within the United States or Canada and (703) 639-1315 internationally and referencing the conference call name: Pinnacle Foods Q4 Earnings Call. A replay of the call will be available, beginning March 6, 2014 at 1:00 PM (ET) until March 27, 2014, by dialing (888) 266-2081 or (703) 925-2533 and referencing access code 1618983.

Access to a live audio webcast and replay of the conference call will be available in the Investor Center of the Company’s corporate website, www.pinnaclefoods.com.

Contact:
Maria A. Sceppaguercio
SVP, Investor Relations and External Communications
Pinnacle Foods, Inc.
973-541-8629

About Pinnacle Foods Inc.
In more than 85% of America households, consumers reach for Pinnacle Foods brands. Pinnacle Foods is a Top 1000 Company as ranked by Fortune Magazine. We are a leading producer, marketer and distributor of high-quality branded food products, which have been trusted household names for decades. Headquartered in Parsippany, NJ, our business employs an average of 4,400 employees. We are a leader in the shelf stable and frozen foods segments and our brands hold the #1 or #2 market position in 10 of the 13 major categories in which they compete. Our Duncan Hines Grocery Division manages brands such as Duncan Hines® baking mixes and frostings, Vlasic® and Vlasic® Farmer’s Garden® shelf-stable pickles, Wish-Bone® and Western® salad dressings, Mrs. Butterworth's® and Log Cabin® table syrups, Armour® canned meats, Brooks® and Nalley® chili and chili ingredients, Duncan Hines® Comstock® and Wilderness® pie and pastry fruit fillings and Open Pit® barbecue sauces. Our Birds Eye Frozen Division manages brands such as Birds Eye®, Birds Eye Steamfresh®, C&W®, McKenzie's®, and Freshlike® frozen vegetables, Birds Eye Voila!® complete bagged frozen meals, Van de Kamp's® and Mrs. Paul's® frozen prepared seafood, Hungry-Man® frozen dinners and entrées, Aunt Jemima® frozen breakfasts, Lender's® frozen and refrigerated bagels, and Celeste® frozen pizza. Our Specialty Foods Division manages Tim's Cascade Snacks®, Hawaiian® kettle style potato chips, Erin's® popcorn, Snyder of Berlin® and Husman's® snacks in addition to our food service and private label businesses. Further information is available at http://www.pinnaclefoods.com.

Forward Looking Statements
This release may contain statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain “forward-looking information.” The words “estimates,” “expects,” “contemplates,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are made based on management's current expectations and beliefs concerning future events and various assumptions and are not guarantees of future performance. Actual results may differ materially as a result of various factors, some of which are beyond our control, including but not limited to: general economic and business conditions, deterioration of the credit and capital markets, industry trends, our substantial leverage and changes in our leverage, interest rate changes, changes in our ownership structure, competition, the loss of any of our major customers or suppliers, changes in demand for our products, changes in distribution channels or competitive conditions in the markets where we operate, costs of integrating acquisitions, loss of our intellectual property rights, fluctuations in price and supply of raw materials, seasonality, our reliance on co-packers to meet our manufacturing needs, availability of qualified personnel, changes in the cost of compliance with laws and regulations, including environmental laws and regulations, and the other risks and uncertainties detailed in our final prospectus filed with the Securities and Exchange Commission on March 28, 2013 and subsequent reports filed with the Securities and Exchange Commission. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We assume no obligation to update the information contained in the presentation.

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